L-3 COMMUNICATIONS COMPLETES ACQUISITION OF THE TITAN CORPORATION; COMPLETES
RELATED DEBT OFFERINGS AND TENDER OFFER

NEW YORK--(BUSINESS WIRE)--July 29, 2005--L-3 Communications (NYSE: LLL) announced that it has completed its acquisition of The Titan Corporation (NYSE: TTN). The company has been renamed L-3 Communications Titan Corporation.

Headquartered in San Diego, California, L-3 Titan is a leading provider of high-end technical support and products for comprehensive national security solutions. These include information and communications systems solutions to the
Department of Defense (DoD), intelligence agencies, the Department of Homeland
Security (DHS) and other United States federal government customers. Titan also offers services, systems and products for Command, Control, Communications,
Intelligence, Surveillance and Reconnaissance (C3ISR), enterprise information technology and homeland security programs.

L-3 also announced today that in connection with the closing of the Titan acquisition, it completed offerings of $1.0 billion in aggregate principal amount of 6 3/8% Senior Subordinated Notes due 2015 (the "Notes") and $600.0
million in aggregate principal amount of 3.00% Convertible Contingent Debt
Securities ("CODES") due 2035. Both the Notes and CODES were offered within the
United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The Notes were also offered outside the United States to non-U.S. investors. L-3 has also granted to the initial purchasers an option to purchase up to an additional
$100.0 million of CODES for a thirteen-day period following today.

L-3 also announced today that its previously announced cash tender offer and consent solicitation for any and all of Titan's outstanding 8% Senior
Subordinated Notes due 2011 (the "Titan Notes") expired at 12:01 a.m., New York
City time, today. In connection with the tender offer and consent solicitation,
L-3 has received and accepted for purchase valid tenders and consents from holders of approximately $199,945,000 aggregate principal amount (representing approximately 99.97%) of the outstanding Titan Notes.

Lehman Brothers Inc. is the Dealer Manager and Solicitation Agent for the tender offer and the consent solicitation. The depositary and information agent is
Georgeson Shareholder.

The Notes, the CODES and the common stock issuable upon conversion of the CODES have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Headquartered in New York City, L-3 Communications is a leading provider of
Intelligence, Surveillance and Reconnaissance (ISR) systems, secure communications systems, aircraft modernization, training and government services and is a merchant supplier of a broad array of high technology products. Its customers include the Department of Defense, Department of Homeland Security,
selected U.S. Government intelligence agencies and aerospace prime contractors.

To learn more about L-3 Communications, please visit the company's web site at
www.L-3Com.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in L-3's Safe Harbor Compliance Statement for
Forward-looking Statements included in L-3's recent filings, including Forms
10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and L-3 undertakes no obligation to update these forward-looking statements.

Contacts

L-3 Communications
Cynthia Swain, 212/697-1111
or
Financial Dynamics
Investors: Eric Boyriven, Olivia Pirovano
Media: Evan Goetz
212/850-5600